Exhibit 99.1

ActivIdentity Reports Fiscal Second Quarter 2008 Financial Results

ActivIdentity reports GAAP net loss for the quarter of $0.93 per share and a non-GAAP loss of $0.03 per share

FREMONT, Calif., May 12, 2008 — ActivIdentity Corporation (NASDAQ: ACTI), a global leader in digital identity assurance, today announced its financial results for its fiscal second quarter ended March 31, 2008.

Revenue for the quarter ended March 31, 2008 was $13.6 million, compared to $14.9 million for the quarter ended March 31, 2007.

Our GAAP net loss for the second quarter of fiscal 2008 was $42.5 million or $0.93 per basic and diluted share, compared to a GAAP net loss of $3.4 million or $0.08 per share for the second quarter of fiscal 2007.

Non-GAAP net loss for the quarter ended March 31, 2008 was $1.5 million or a loss of $0.03 per basic and diluted share compared to a loss of $0.05 for the second quarter of fiscal 2007. Non-GAAP net loss excluded $35.9 million relating to a non-cash impairment charge to Goodwill in the quarter. Other excluded items were $0.6 million of stock based compensation expense, $0.6 million of amortization expense, $0.8 million of severance expenses related to our global cost reduction program and an other-than-temporary impairment charge of $3.0 million for auction rate securities. Please refer to the GAAP to non-GAAP reconciliation table for further detail.

Cash, cash equivalents, and investments were $116.7 million at March 31, 2008 compared to $121.3 million in the quarter ending December 31, 2007.

Business Highlights:

•                  In North America, we worked to increase our market penetration in the commercial sector by securing customers such as HP, ING Direct, Erickson Healthcare and Cadence.

•                  ING Direct, one of the largest online banks, is deploying ActivIdentity SecureLogin SSO and is in the process of deploying ActivIdentity 4TRESS AAA to the organization.

•                  Erickson Healthcare, a privately held retirement community system with 20 campuses throughout the United States and over 11,000 employees, continues to deploy Actividentity 4TRESS AAA remote access.

•                  We secured a significant contract with a new European government agency and are currently deploying our Smart Employee ID suite to this organization of approximately 100,000 employees.

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•                  A large European Border Crossing Enforcement organization is utilizing ActivIdentity solutions for issuance, management and usage of smart cards specifically designed to reduce security risks and improve efficiencies while ensuring compliance to the latest governmental mandates.

•                  We secured a new contract with a European oil and gas company this quarter for physical and logical convergence implementation. We are providing our Card Management System, ActivClient Middleware and two-factor authentication for approximately 15,000 users.

•                  In Asia Pacific, we are continuing to see the benefits of our deployments in the Korean banking sector. We are now providing two factor authentication to one of the largest banks in Korea. This is a continuation of our successful drive into the two factor banking market in Korea and tokens deployments over the last 6 months.

•                  Additionally, a major Australian Government Department is implementing our Smart Employee ID solution. This ongoing project is for 30,000 users.

“ActivIdentity’s customer base is growing and I believe that the contracts the company secured in the second quarter and in the recent past demonstrated the market penetration of ActivIdentity solutions in both the commercial and government sectors.  We will be focusing on improving our execution and building on ActivIdentity’s technological strength and stronghold in the commercial sector to attain to a leadership position in the identity and security market place,”  said Grant Evans, CEO of AcitvIdentity.

Conference Call Details

ActivIdentity will host its earnings conference call to discuss results of its second quarter fiscal 2008 at 1:30 p.m. PST (4:30 p.m. EST) this afternoon.  There will be a live audio web cast and dial in to the conference call.

Live audio web cast:  The conference call web cast will be available on the investor relations section of the Company’s website at http://www.actividentity.com/en/investors/index.php.  A replay of the web cast will be available approximately two hours after the conclusion of the call through May, 29 2008.

Dial-in conference call:  To access the conference call within the U.S. or Canada, please dial (877) 292-2820 and enter conference ID 45539370.  To access the conference call outside the U.S. or Canada please dial (706) 679-4390 and enter conference ID 45539370.

About ActivIdentity

 ActivIdentity® Corporation (NASDAQ: ACTI) identity solutions secure the business of enterprise, government, healthcare, and financial services organizations worldwide. Trusted identity is the core of the ActivIdentity platform enabling security for data, networks, applications, passwords and credentials, web, email and documents, transactions as well as converged security.

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ActivIdentity solutions support the convergence of physical and logical identity through strong authentication with smart card lifecycle management, adding enterprise single sign on, and data encryption and digital signature.

ActivIdentity customers experience multiple benefits including increased network security, protection against identity theft and online fraud, enhanced workforce productivity, business process efficiencies, and regulatory compliance.

For more information, visit www.actividentity.com.

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ActivIdentity and ActivCard are registered trademarks in the United States and/or other countries. All other trademarks are the property of their respective owners in the United States and/or other countries.

Forward-Looking Statements Safe Harbor

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include risks relating to our history of losses and need for revenue growth and cost containment, the integration of acquired business and technologies, the variability of our quarterly results, and other risks identified under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, and in subsequent Quarterly Reports on Form 10-Q, which are filed with the United States Securities and Exchange Commission (SEC). Copies of these filings are available from the Company and on the SEC’s Web site at www.sec.gov. Actual results, events and performance may differ materially from our forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Director of Investor Relations:

Mahima Patnaik

ActivIdentity Corporation

510-745-6275

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Non-GAAP Financial Measures

This press release contains non-GAAP financial measures.  The following table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).  These non-GAAP measures include non-GAAP costs of revenue, operating expenses, other expenses, net loss and net loss per share amounts.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance.  Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles.  Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures.  They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time, and may differ from non-GAAP financial measures with the same or similar names used by other companies.  Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude goodwill and investment impairments and costs and expenses that we do not believe are indicative of the ongoing operating performance of our business and our senior management.  Although these items should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance.  The non-GAAP financial measures disclosed in the accompanying press release are used by our Board of Directors and senior management to evaluate our current operating performance, are used in evaluating the performance of our senior management, and are used in our budget and planning processes.  We believe that our non-GAAP financial measures are helpful to investors by facilitating comparisons of our current and prior operating results and by facilitating comparisons of our operating results with those of other software companies.

Actividentity Corporation

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited; in thousands, except per share data)

The following table reconciles the specific items excluded from GAAP in the calculation of non-GAAP operating results for the periods indicated below (for comparative purposes, we have included non-GAAP operating results for all quarters of fiscal year 2007):

	Fiscal 2007				Fiscal 2008
	Q1 ‘07	Q2 ‘07	Q3 ‘07	Q4 ‘07	Q1 ‘08	Q2 ‘08

Reported net loss (GAAP basis)	$(1,394)	$(3,436)	$(2,722)	$(1,746)	$(3,947)	$(42,466)

Net loss reconciliation:
Stock based compensation	711	339	749	719	772	595
Restructuring (recovery)	—	—	—	—	(73)	—
Severance	30	68	(12)	211	908	842
Amortization of intangible assets	840	840	795	660	643	634
Goodwill impairment charge	—	—	—	—	—	35,874
Investment impairment charge	—	—	—	—	—	2,992
Tax effect of non-GAAP adjustments	(17)	(37)	(24)	(291)	(25)	13

Non-GAAP net income (loss):	170	(2,226)	(1,214)	(447)	(1,722)	(1,516)

Net income (loss) per share reconciliation
GAAP net loss per share - basic	(0.03)	(0.08)	(0.06)	(0.04)	(0.09)	(0.93)
Stock based compensation	0.01	0.01	0.01	0.02	0.02	0.01
Restructuring (recovery)	—	—	—	—	—	—
Severance	—	—	—	—	0.02	0.02
Amortization of intangible assets	0.02	0.02	0.02	0.01	0.01	0.01
Goodwill impairment charge	—	—	—	—	—	0.79
Investment impairment charge	—	—	—	—	—	0.07
Tax effect of non-GAAP adjustments	—	—	—	—	—	—
Non-GAAP net income per share - basic and diluted	$0.00	$(0.05)	$(0.03)	$(0.01)	$(0.04)	$(0.03)

Weighted average shares - basic	45,625	45,662	45,713	45,728	45,741	45,773

Discussion of Specific Items Excluded from Non-GAAP Financial Measures

Our non-GAAP financial measures include impairments of investments and goodwill and generally exclude costs and expenses for (i) stock based compensation, (ii) restructuring, (iii) severance, and (iv) amortization of intangible assets, net of cumulative tax effects.  We exclude these items because we believe they are not closely related to the ongoing operating performance of our business and the performance of our senior management and are generally excluded from our budget and planning process.  In addition to these reasons, we believer our non-GAAP financial measures are also helpful to investors by facilitating comparisons of our operating results over different time periods and by facilitating comparisons of our financial performance with that of other companies.  Except for costs and expenses related to restructuring and severance, these items are non-cash and do not affect cash flows.

1)              Impairment of investments — The Company recorded an other-than-temporary impairment of investments of $3.0 million in the quarter ended March 31, 2008, to reflect the decrease in fair market value of auction rate security (ARS) holdings.  Uncertainty in the credit markets have resulted in a devaluation of our ARS holdings.  In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company has provided non-GAAP financial measures which exclude the impact of the impairment of ARS investments.  The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (i) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (ii) compare past and future reports of financial results of the Company excluding the impact of uncertainty in the credit markets.

2)              Impairment of goodwill — In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, the Company tests recorded goodwill and intangibles with indefinite lives for impairment at least annually.  During the quarter ended March 31, 2008, the Company’s stock price declined approximately 36%, an event that indicated the potential impairment of the carrying value of goodwill.  As a result, management undertook an impairment evaluation to estimate the fair value of the Company’s single reporting unit in relation to the book value of the Company.  As a result of the analysis, the entire carrying value of goodwill was deemed fully impaired and written down to nil, as a non-cash charge to income.  Because the goodwill impairment resulted from a decline in the market value of the Company’s stock price rather than as a result of any current period operational activity, we include this non-GAAP financial adjustment to provide investors a more comparative report of financial performance for the period.  However, as with amortization of intangible charges, we recognize that impairment costs provide a helpful measure of the financial impact and performance of prior acquisitions and investors should consider our non-GAAP financial measures in conjunction with our GAAP financial results that include impairment costs.

3)              Stock based compensation — We exclude stock based compensation expense associated with stock options and stock granted to employees and non-executive directors in our non-GAAP financial measures.  While stock based compensation is a significant component of our expenses, we believe that investors wish to be able to exclude the effects of stock based compensation expense in comparing our financial performance with that of other companies.

4)              Restructuring and severance — We exclude restructuring and severance in our non-GAAP financial measures because these costs are unrelated to our ongoing operations. We believe excluding restructuring and severance expenses helps investors compare our operating performance with that of other companies.  We recognize, however, that restructuring and severance will impact cash flows and that we and investors should carefully consider the impact of these costs on future cash flows.

5)              Amortization of acquired intangible assets — In accordance with GAAP, we amortize intangible assets acquired in connection with acquisitions over the estimated useful lives of the assets.  We exclude these amortization costs in our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized.  We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories.  However, as with impairment charges, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and investors should consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.

ActivIdentity Corporation

Condensed Consolidated GAAP Balance Sheets

(in thousands)

	March 31,	September 30,
	2008	2007 (1)
	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$59,273	$30,639
Short-term investments	27,473	91,084
Accounts receivable, net of allowance for doubtful accounts	12,413	14,566
Inventories, net	2,237	2,146
Prepaid and other current assets	1,995	2,077

Total current assets	103,391	140,512

Long-term investments	29,968	—
Property and equipment, net	3,609	4,267
Other intangible assets, net	5,418	6,695
Other long-term assets	1,022	1,104
Goodwill	—	35,874

Total assets	$143,408	$188,452

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,893	$2,116
Accrued compensation and related benefits	6,945	6,942
Current portion of accrual for restructuring liability	631	733
Accrued and other current liabilities	3,941	3,484
Current portion of deferred revenue	11,062	10,349

Total current liabilities	24,472	23,624

Deferred revenue, net of current portion	2,673	2,752
Accrual for restructuring liability, net of current portion	1,275	1,574
Long-term deferred rent	578	705
Other long-term liabilities	479	—

Total liabilities	29,477	28,655

Minority interest	333	354

Stockholders’ equity:
Common stock	46	46
Additional paid-in capital	424,634	423,242
Accumulated deficit	(293,009)	(246,501)
Accumulated other comprehensive loss	(18,073)	(17,344)

Total stockholders’ equity	113,598	159,443

Total liabilities and stockholders’ equity	$143,408	$188,452

(1) Derived from audited consolidated financial statements.

ActivIdentity Corporation

Condensed Consolidated GAAP Statement of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months		Six Months
	Ended March 31,		Ended March 31,
	2008	2007	2008	2007

Revenue:
Software	$5,106	$5,837	$11,034	$12,617
Hardware	3,733	4,379	7,915	8,108
Maintenance and support	4,792	4,668	10,115	8,774

Total revenue	13,631	14,884	29,064	29,499

Cost of revenue:
Software	813	830	1,686	1,586
Hardware	2,381	2,897	4,748	4,803
Maintenance and support	2,142	1,165	4,052	2,212
Amortization of acquired developed technology and patents	593	792	1,195	1,584

Total cost of revenue	5,929	5,684	11,681	10,185

Gross profit	7,702	9,200	17,383	19,314

Operating expenses:
Sales and marketing	6,822	7,106	13,721	12,926
Research and development	4,663	4,860	9,416	9,853
General and administration	2,527	2,494	5,641	5,379
Restructuring expense (recovery)	—	—	(73)	—
Amortization of acquired intangible assets	41	48	82	96
Impairment of goodwill	35,874	—	35,874	—

Total operating expenses	49,927	14,508	64,661	28,254

Loss from operations	(42,225)	(5,308)	(47,278)	(8,940)

Other income (expense):
Interest income, net	1,307	1,510	2,927	2,898
Other income (expense), net	(1,573)	465	(2,050)	1,332

Total other income (expense), net	(266)	1,975	877	4,230

Loss before income tax and minority interest	(42,491)	(3,333)	(46,401)	(4,710)
Income tax benefit (provision)	13	(99)	(30)	(114)
Minority interest	12	(4)	18	(6)

Net loss	$(42,466)	$(3,436)	$(46,413)	$(4,830)

Basic and diluted net loss per share	$(0.93)	$(0.08)	$(1.01)	$(0.11)

Shares used to compute basic and diluted net loss per share	45,773	45,662	45,757	45,644

ActivIdentity Corporation

Condensed Consolidated GAAP Statement of Cash Flows

(In thousands, unaudited)

	Six Months Ended March 31,
	2008	2007

Cash flows from operating activities:
Net loss	$(46,413)	$(4,830)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of fixed assets	891	758
Amortization of acquired developed technology and patents	1,195	1,584
Non-realized foreign exchange loss (gain)	(1,117)	(1,291)
Amortization of acquired intangible assets	82	96
Stock-based compensation expense	1,367	1,050
Loss on disposal of property and equipment	43	4
Goodwill impairment charge	35,874	—
Investment impairment charge	2,992	—
Minority interest in ActivIdentity Europe S.A	(18)	6
Changes in:
Accounts receivable	2,781	5,697
Inventories	126	(70)
Prepaid and other assets	433	4
Accounts payable	(335)	2,002
Accrued compensation and related benefits	(341)	(78)
Accrual for restructuring liability	(402)	(332)
Accrued and other liabilities	481	(659)
Deferred revenue	251	(966)
Net cash provided by (used in) operating activities	(2,110)	2,975
Cash flows from investing activities:
Purchases of property and equipment	(203)	(1,196)
Purchases of short-term investments	(37,245)	(64,787)
Proceeds from sales and maturities of short-term investments	67,842	66,982
Other long-term assets	10	(1)
Net cash provided by investing activities	30,404	998

Cash flows from financing activities:
Proceeds from exercise of options, rights and warrants	25	176
Net cash provided by financing activities	25	176

Effect of exchange rate changes	315	421
Net increase in cash and cash equivalents	28,634	4,570
Cash and cash equivalents, beginning of period	30,639	11,477

Cash and cash equivalents, end of period	$59,273	$16,047